Filed Pursuant to Rule 433
                                                  Registration No. 333-125593-16

--------------------------------------------------------------------------------
MORGAN STANLEY                                               February 23rd, 2006
Securitized Products Group
                              [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,375,297,000
                                  Approximately

                          Morgan Stanley Capital I Inc.
                                 Series 2006-NC2

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 762153/000091412105001270/0000914121-05-001270.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               February 23rd, 2006
Securitized Products Group
                              [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                          Approximately $1,375,297,000
                  Morgan Stanley Capital I Inc. Series 2006-NC2

                          Morgan Stanley Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                                    Servicer

                             Transaction Highlights
                             ----------------------


                                                 Expected                             Modified
                        Original Class           Ratings                             Duration To
Offered                  Certificate          (S&P / Fitch /         Avg Life to     Call(1)(3)/    Payment Window
Classes   Description     Balance(4)          DBRS / Moody's)       Call(1)/Mty(2)   Mty (2)(3)    To Call(1)/Mty(2)
---------------------------------------------------------------------------------------------------------------------
  A-1       Floater      430,640,000          AAA/AAA/AAA/Aaa                      ***Not Offered Hereby***
 A-2a       Floater      352,800,000          AAA/AAA/AAA/Aaa        0.80 / 0.80     0.78 / 0.78    1 - 20 / 1 - 20
 A-2b       Floater      102,230,000          AAA/AAA/AAA/Aaa        2.00 / 2.00     1.89 / 1.89   20 - 28 / 20 - 28
 A-2c       Floater      156,030,000          AAA/AAA/AAA/Aaa        3.50 / 3.50     3.17 / 3.17   28 - 65 / 28 - 65
 A-2d       Floater      100,004,000          AAA/AAA/AAA/Aaa        6.83 / 8.42     5.70 / 6.66   65 - 88 / 65 - 198
  M-1       Floater       53,961,000       AA+/AA+/AA(high)/Aa1      5.00 / 5.53     4.32 / 4.64   42 - 88 / 42 - 164
  M-2       Floater       41,181,000           AA/AA+/AA/Aa2         4.96 / 5.47     4.28 / 4.59   40 - 88 / 40 - 156
  M-3       Floater       24,851,000        AA-/AA/AA(low)/Aa3       4.93 / 5.42     4.25 / 4.55   40 - 88 / 40 - 149
  M-4       Floater       22,010,000         A+/A+/A(high)/A1        4.91 / 5.38     4.22 / 4.51   39 - 88 / 39 - 144
  M-5       Floater       22,010,000          A/A/A(high)/A2         4.91 / 5.35     4.22 / 4.49   39 - 88 / 39 - 138
  M-6       Floater       19,880,000            A-/A-/A/A3           4.89 / 5.30     4.19 / 4.44   38 - 88 / 38 - 131
  B-1       Floater       19,880,000     BBB+/BBB+/BBB(high)/Baa1    4.88 / 5.24     4.12 / 4.33   38 - 88 / 38 - 124
  B-2       Floater       15,620,000         BBB/BBB/BBB/Baa2        4.88 / 5.17     4.09 / 4.26   37 - 88 / 37 - 116
  B-3       Floater       14,200,000      BBB-/BBB-/BBB(low)/Baa3    4.86 / 5.06     3.97 / 4.08   37 - 88 / 37 - 107


             Initial
Offered   Subordination    Benchmark
Classes       Level
-------------------------------------
  A-1         19.60%      1 Mo. LIBOR
 A-2a         19.60%      1 Mo. LIBOR
 A-2b         19.60%      1 Mo. LIBOR
 A-2c         19.60%      1 Mo. LIBOR
 A-2d         19.60%      1 Mo. LIBOR
  M-1         15.80%      1 Mo. LIBOR
  M-2         12.90%      1 Mo. LIBOR
  M-3         11.15%      1 Mo. LIBOR
  M-4          9.60%      1 Mo. LIBOR
  M-5          8.05%      1 Mo. LIBOR
  M-6          6.65%      1 Mo. LIBOR
  B-1          5.25%      1 Mo. LIBOR
  B-2          4.15%      1 Mo. LIBOR
  B-3          3.15%      1 Mo. LIBOR


Notes:      (1)   Certificates are priced to the 10% optional clean-up call.
------      (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Bond sizes subject to a variance of plus or minus 5%.

Issuer:                             Morgan Stanley Capital I Inc. Trust
                                    2006-NC2.

Depositor:                          Morgan Stanley Capital I Inc.

Originator:                         NC Capital Corporation

Servicer:                           Wells Fargo Bank, National Association

Swap Counterparty:                  Morgan Stanley Capital Services Inc.

Trustee and Swap Administrator:     Deutshe Bank National Trust Company

Manager:                            Morgan Stanley & Co. Incorporated

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Rating Agencies:                    Standard & Poor's, Moody's Investors Service
                                    and Fitch Ratings.

Offered Certificates:               The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1,
                                    M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                    Certificates.

Class A Certificates:               The Class A-1, A-2a, A-2b, A-2c and A-2d
                                    Certificates.

Group I Class A Certificates:       The Class A-1 Certificates.

Group II Class A Certificates:      The Class A-2a, Class A-2b, Class A-2c and
                                    Class A-2d Certificates.

Class A Certificate Group:          The Group I Class A Certificates and Group
                                    II Class A Certificates, as applicable.

Expected Closing Date:              March 30, 2006 through DTC and Euroclear or
                                    Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                       March 1, 2006

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning April 25, 2006.

Final Scheduled Distribution Date:  For all Offered Certificates, the
                                    Distribution Date occurring in February
                                    2036.

Minimum Denomination:               The Offered Certificates will be issued and
                                    available in denominations of $25,000
                                    initial principal balance and integral
                                    multiples of $1 in excess of $25,000.

Due Period:                         For any Distribution Date, the calendar
                                    month preceding the month in which that
                                    Distribution Date occurs.

Interest Accrual Period:            The interest accrual period for the Offered
                                    Certificates with respect to any
                                    Distribution Date will be the period
                                    beginning with the previous Distribution
                                    Date (or, in the case of the first
                                    Distribution Date, the Closing Date) and ending on the day prior to the current
                                    Distribution Date (on an actual/360 day
                                    count basis).

The Mortgage Loans:                 The Trust will consist of approximately
                                    $1,420.0 million of adjustable- and
                                    fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:             Approximately $535.6 million of Mortgage
                                    Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:            Approximately $884.4 million of Mortgage
                                    Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:           o       Fixed Rate Mortgage Loans: CPR
                                            starting at approximately 4% CPR in
                                            month 1 and increasing to 23% CPR in
                                            month 16 (19%/15 increase for each
                                            month), and remaining at 23% CPR
                                            thereafter

                                    o       ARM Mortgage Loans: 28% CPR

Credit Enhancement:

                                    The Offered Certificates are credit enhanced
                                    by:

                                    1)      Net monthly excess cashflow from the
                                            Mortgage Loans after taking into
                                            account certain payments received or
                                            paid by the trust pursuant to the
                                            interest rate swap agreement,

                                    2)      3.15% overcollateralization (funded
                                            upfront). On and after the Step-down
                                            Date, so long as a Trigger Event is
                                            not in effect, the required
                                            overcollateralization will equal
                                            6.30% of the aggregate principal
                                            balance of the Mortgage Loans as of
                                            the last day of the applicable Due
                                            Period, subject to a 0.50% floor,
                                            based on the aggregate principal
                                            balance of the Mortgage Loans as of
                                            the cut-off date, and

                                    3)      Subordination of distributions on
                                            the more subordinate classes of
                                            certificates (if applicable) to the
                                            required distributions on the more
                                            senior classes of certificates.

Senior Enhancement Percentage:      For any Distribution Date, the percentage
                                    obtained by dividing (x) the aggregate
                                    Certificate Principal Balance of the
                                    subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal
                                    Distribution Amount and all payments of
                                    principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Step-down Date:                     The later to occur of:

                                    (x)     The earlier of:

                                            (a)   The Distribution Date
                                                  occurring in April 2009; and
                                            (b)   The Distribution Date on which
                                                  the aggregate balance of the
                                                  Class A Certificates is
                                                  reduced to zero; and

                                    (y)     The first Distribution Date on which
                                            the Senior Enhancement Percentage
                                            (calculated for this purpose only
                                            after taking into account payments
                                            of principal on the Mortgage Loans
                                            on the last day of the related Due
                                            Period but prior to principal
                                            distributions to the certificates on
                                            the applicable Distribution Date) is
                                            greater than or equal to
                                            approximately 39.20%.

Trigger Event:                      Either a Delinquency Trigger Event or a
                                    Cumulative Loss Trigger Event.

Delinquency Trigger Event:          A Delinquency Trigger Event is in effect on
                                    any Distribution Date if on that
                                    Distribution Date the 60 Day+ Rolling
                                    Average (the rolling 3 month average
                                    percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period's
                                    Enhancement Percentage to the bond specified below:

                                    Class A Certificates remain outstanding   40.80% of the Senior Enhancement Percentage

                                    On and after Class A pays off             50.60% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:      A Cumulative Loss Trigger Event is in effect
                                    on any Distribution Date if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                                    Months 25-36            1.300 for the first month, plus an additional 1/12th of 1.600 for each month thereafter (e.g., 2.100 in Month 31)

                                    Months 37-48            2.900 for the first month, plus an additional 1/12th of 1.600 for each month thereafter (e.g., 3.700 in Month 43)

                                    Months 49-60            4.500 for the first month, plus an additional 1/12th of 1.300 for each month thereafter (e.g., 5.150 in Month 55)

                                    Months 61-72            5.800 for the first month, plus an additional 1/12th of 0.600 for each month thereafter (e.g., 6.100 in Month 67)

                                    Months 73-thereafter    6.400

Initial Subordination               Class A:     19.60%
Percentage:                         Class M-1:   15.80%
                                    Class M-2:   12.90%
                                    Class M-3:   11.15%
                                    Class M-4:    9.60%
                                    Class M-5:    8.05%
                                    Class M-6:    6.65%
                                    Class B-1:    5.25%
                                    Class B-2:    4.15%
                                    Class B-3:    3.15%

Optional Clean-up Call:             When the current aggregate principal balance
                                    of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:                    For all Offered Certificates the coupon will
                                    increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional
                                    Clean-up Call is exercisable.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 4
--------------------------------------------------------------------------------

Group I Class A Certificates        The Class A-1 Certificates will accrue
Pass-Through Rate:                  interest at a variable rate equal to the
                                    least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and
                                    (iii) the WAC Cap.

Group II Class A Certificates       The Class A-2a, A-2b, A-2c and A-2d
Pass-Through Rate:                  Certificates will accrue interest at a
                                    variable rate equal to the least of (i)
                                    one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:        The Class M-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:        The Class M-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:        The Class M-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:        The Class M-4 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:        The Class M-5 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:        The Class M-6 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:        The Class B-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:        The Class B-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:        The Class B-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                   For any Distribution Date, the weighted
                                    average of the interest rates for each group
                                    I mortgage loan (in each case, less the
                                    applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:                  For any Distribution Date, the weighted
                                    average of the interest rates for each group
                                    II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:                  For any Distribution Date, a fraction, the
                                    numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap
                                    Counterparty for such Distribution Date and the denominator of which is the Stated
                                    Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 5
--------------------------------------------------------------------------------

Group I Class A Basis Risk          As to any Distribution Date, the
Carry Forward Amount:               supplemental interest amount for each of the
                                    Group I Class A Certificates will equal the sum of:

                                    (i)     The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at the Group I Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group I
                                            Cap or WAC Cap) over interest due
                                            such Certificates at a rate equal to
                                            the lesser of the Loan Group I Cap
                                            or WAC Cap;

                                    (ii)    Any Group I Class A Basis Risk Carry
                                            Forward Amount remaining unpaid from
                                            prior Distribution Dates; and

                                    (iii)   Interest on the amount in clause
                                            (ii) at the related Group I Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group I
                                            Cap or WAC Cap).

Group II Class A Basis Risk         As to any Distribution Date, the
Carry Forward Amount:               supplemental interest amount for each of the
                                    Group II Class A Certificates will equal the sum of:

                                    (i)     The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at the Group II Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group II
                                            Cap or WAC Cap) over interest due
                                            such Certificates at a rate equal to
                                            the lesser of the Loan Group II Cap
                                            or WAC Cap;

                                    (ii)    Any Group II Class A Basis Risk
                                            Carry Forward Amount remaining
                                            unpaid from prior Distribution
                                            Dates; and

                                    (iii)   Interest on the amount in clause
                                            (ii) at the related Group II Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group II
                                            Cap or WAC Cap).

Class M-1, M-2, M-3,                As to any Distribution Date, the
M-4, M-5, M-6, B-1, B-2             supplemental interest amount for each of the
and B-3 Basis Risk Carry            Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
Forward Amounts:                    and B-3 Certificates will equal the sum of:

                                    (i)     The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at such Certificates'
                                            applicable Pass-Through Rate
                                            (without regard to the WAC Cap) over
                                            interest due such Certificates at a
                                            rate equal to the WAC Cap;

                                    (ii)    Any Basis Risk Carry Forward Amount
                                            for such class remaining unpaid for
                                            such Certificate from prior
                                            Distribution Dates; and

                                    (iii)   Interest on the amount in clause
                                            (ii) at the Certificates' applicable
                                            Pass-Through Rate (without regard to
                                            the WAC Cap).

Interest Distributions on Offered   On each Distribution Date and after payments
Certificates:                       of servicing and trustee fees and other
                                    expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:

                                    (i)     The portion of the Interest
                                            Remittance Amount attributable to
                                            the Group I Mortgage Loans will be
                                            allocated according to the related
                                            Accrued Certificate Interest and any
                                            unpaid interest shortfall amounts
                                            for such class, as applicable,
                                            first, to the Group I Class A
                                            Certificates and second, pro rata,
                                            based on their respective
                                            entitlements to such amounts, to the
                                            Group II Class A Certificates;

                                    (ii)    The portion of the Interest
                                            Remittance Amount attributable to
                                            the Group II Mortgage Loans will be
                                            allocated according to the related
                                            Accrued Certificate Interest and any
                                            unpaid interest shortfall amounts
                                            for such class, as applicable,
                                            first, pro rata, based on their
                                            respective entitlements to such
                                            amounts, to the Group II Class A
                                            Certificates and second, to the
                                            Group I Class A Certificates;

                                    (iii)   To the Class M-1 Certificates, its
                                            Accrued Certificate Interest;

                                    (iv)    To the Class M-2 Certificates, its
                                            Accrued Certificate Interest;

                                    (v)     To the Class M-3 Certificates, its
                                            Accrued Certificate Interest;

                                    (vi)    To the Class M-4 Certificates, its
                                            Accrued Certificate Interest;

                                    (vii)   To the Class M-5 Certificates, its
                                            Accrued Certificate Interest;

                                    (viii)  To the Class M-6 Certificates, its
                                            Accrued Certificate Interest;

                                    (ix)    To the Class B-1 Certificates, its
                                            Accrued Certificate Interest;

                                    (x)     To the Class B-2 Certificates, its
                                            Accrued Certificate Interest; and

                                    (xi)    To the Class B-3 Certificates, its
                                            Accrued Certificate Interest.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 6
--------------------------------------------------------------------------------

Principal Distributions on Offered  On each Distribution Date (a) prior to the
Certificates:                       Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)     to cover any Net Swap Payments and
                                            any swap termination payments due to
                                            the Swap Counterparty; including,
                                            without limitation, any Senior
                                            Defaulted Swap Termination Payment
                                            but not including any other swap
                                            termination payment due to a default
                                            on the part of the Swap
                                            Counterparty;

                                    (ii)    to the Class A Certificates,
                                            allocated between the Class A
                                            Certificates as described below,
                                            until the Certificate Principal
                                            Balances have been reduced to zero;

                                    (iii)   to the Class M-1 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (iv)    to the Class M-2 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (v)     to the Class M-3 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (vi)    to the Class M-4 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (vii)   to the Class M-5 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (viii)  to the Class M-6 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (ix)    to the Class B-1 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero;

                                    (x)     to the Class B-2 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero; and

                                    (xi)    to the Class B-3 Certificates, until
                                            the Certificate Principal Balance
                                            has been reduced to zero.

                                    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)     to cover any Net Swap Payment and
                                            any swap termination payments due to
                                            the Swap Counterparty including,
                                            without limitation, any Senior
                                            Defaulted Swap Termination Payment
                                            but not including any other swap
                                            termination payment due to a default
                                            on the part of the Swap
                                            Counterparty;

                                    (ii)    to the Class A Certificates, the
                                            lesser of the Principal Distribution
                                            Amount and the Class A Principal
                                            Distribution Amount, allocated
                                            between the Class A Certificates as
                                            described below, until the
                                            Certificate Principal Balances
                                            thereof have been reduced to zero;

                                    (iii)   to the Class M-1 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-1 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (iv)    to the Class M-2 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-2 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (v)     to the Class M-3 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-3 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (vi)    to the Class M-4 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-4 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (vii)   to the Class M-5 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-5 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (viii)  to the Class M-6 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-6 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (ix)    to the Class B-1 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-1 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero;

                                    (x)     to the Class B-2 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-2 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero; and

                                    (xi)    to the Class B-3 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-3 Principal Distribution Amount,
                                            until the Certificate Principal
                                            Balance thereof has been reduced to
                                            zero.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 7
--------------------------------------------------------------------------------

Class A Principal Allocation:       Except as described below, the Group II
                                    Class A Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Certificate Principal Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Certificate Principal Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Certificate Principal Balance of the Class A-2c Certificates has been reduced to zero.

                                    All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                    However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                    Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:            For a given Class of Certificates
                                    outstanding, a pro rata share of the Net
                                    Swap Payment owed by the Swap Counterparty
                                    (if any), based on the outstanding
                                    Certificate Balance of that Class.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 8
--------------------------------------------------------------------------------

Swap Payment Priority:              All payments due under the swap agreement
                                    and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:

                                    (i)     to pay any Net Swap Payment owed to
                                            the Swap Counterparty pursuant to
                                            the swap agreement;

                                    (ii)    to pay any swap termination payment
                                            to the Swap Counterparty, including,
                                            without limitation, any Senior
                                            Defaulted Swap Termination Payment
                                            but not including any other swap
                                            termination payment due to a default
                                            on the part of the Swap Provider;

                                    (iii)   to the Class A-1, A-2a, A-2b, A-2c
                                            and A-2d Certificates, Current
                                            Interest and Carryforward Interest,
                                            on a pro rata basis, to the extent
                                            not yet paid;

                                    (iv)    to the Class M-1, M-2, M-3, M-4,
                                            M-5, M-6, B-1, B-2 and B-3
                                            Certificates, Current Interest and
                                            Carryforward Interest, sequentially
                                            and in that order, to the extent not
                                            yet paid;

                                    (v)     to be paid as principal, in
                                            accordance with the principal
                                            distribution rules in effect for
                                            such Distribution Date, as needed to
                                            maintain the Overcollateralization
                                            Target;

                                    (vi)    concurrently, to the Class A-1,
                                            A-2a, A-2b, A-2c and A-2d
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for such Class up to
                                            the respective Swap Payment
                                            Allocation, to the extent not yet
                                            paid;

                                    (vii)   sequentially, to the Class M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for such Class up to
                                            the respective Swap Payment
                                            Allocation, to the extent not yet
                                            paid;

                                    (viii)  concurrently to Class A
                                            Certificates, Class M Certificates,
                                            and Class B Certificates, any unpaid
                                            Basis Risk Carryforward Amount, pro
                                            rata based on need;

                                    (ix)    sequentially to the Class M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2, and
                                            B-3 Certificates the allocated
                                            unreimbursed realized loss amount,
                                            to the extent not yet paid;

                                    (x)     to pay any swap termination payment
                                            to the Swap Counterparty, to the
                                            extent the termination is due to a
                                            default on the part of the Swap
                                            Counterparty; and

                                    (xi)    all remaining amounts to the holder
                                            of the Class X Certificate.

                                    In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, and the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, the servicer, any originator, the Trustee or any other person.

                                    Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap               As of any date, the lesser of (i) any
Termination Payment:                payments received by the Trust as a result
                                    of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap
                                    Provider.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 9
--------------------------------------------------------------------------------

Allocation of Net Monthly           For any Distribution Date, any Net Monthly
Excess Cashflow:                    Excess Cashflow shall be paid as follows:

                                    (i)     to the Class M-1 Certificates, the
                                            unpaid interest shortfall amount;

                                    (ii)    to the Class M-1 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (iii)   to the Class M-2 Certificates, the
                                            unpaid interest shortfall amount;

                                    (iv)    to the Class M-2 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (v)     to the Class M-3 Certificates, the
                                            unpaid interest shortfall amount;

                                    (vi)    to the Class M-3 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (vii)   to the Class M-4 Certificates, the
                                            unpaid interest shortfall amount;

                                    (viii)  to the Class M-4 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (ix)    to the Class M-5 Certificates, the
                                            unpaid interest shortfall amount;

                                    (x)     to the Class M-5 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xi)    to the Class M-6 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xii)   to the Class M-6 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xiii)  to the Class B-1 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xiv)   to the Class B-1 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xv)    to the Class B-2 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xvi)   to the Class B-2 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xvii)  to the Class B-3 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xviii) to the Class B-3 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xix)   concurrently, any Group I Class A
                                            Basis Risk Carry Forward Amount to
                                            the Group I Class A Certificates,
                                            and any Group II Class A Basis Risk
                                            Carry Forward Amount to the Group II
                                            Class A Certificates; and

                                    (xx)    sequentially, to Classes M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, in such order, any
                                            Basis Risk Carry Forward Amount for
                                            such classes.

Interest Remittance Amount:         For any Distribution Date, the portion of
                                    available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:       For any Distribution Date and each class of
                                    Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil
                                    Relief Act or similar state law allocated to such class.

Principal Distribution Amount:      On any Distribution Date, the sum of (i) the
                                    Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution        On any Distribution Date, the excess of (i)
Amount:                             the aggregate principal remittance amount
                                    over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:        For any Distribution Date is the amount of
                                    funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution        For any Distribution Date, the lesser of (i)
Amount:                             the excess of (x) interest collected or
                                    advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                    (less servicing and trustee fees and
                                    expenses), over (y) the sum of interest
                                    payable on the Certificates on such
                                    Distribution Date and (ii) the
                                    overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:         For any Distribution Date, means the excess,
                                    if any of (i) the overcollateralization and
                                    (ii) the required overcollateralization for such Distribution Date.

Class A Principal Allocation        For any Distribution Date, the percentage
Percentage:                         equivalent of a fraction, determined as
                                    follows: (i) in the case of the Group I
                                    Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                    Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such
                                    Distribution Date that is attributable to principal received or advanced on the Group
                                    II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 10
--------------------------------------------------------------------------------

Class A Principal Distribution      For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the aggregate
                                    Certificate Principal Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.80% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,100,154.

Class M-1 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date) and (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 68.40% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $7,100,154.

Class M-2 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date) and (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.20% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,100,154.

Class M-3 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 77.70% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $7,100,154.

Class M-4 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date) and (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.80% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,100,154.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 11
--------------------------------------------------------------------------------

Class M-5 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 83.90% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $7,100,154.

Class M-6 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date) and (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.70% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,100,154.

Class B-1 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (viii) the Certificate Principal
                                    Balance of the Class B-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 89.50% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $7,100,154.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 12
--------------------------------------------------------------------------------

Class B-2 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Certificate Principal
                                    Balance of the Class B-1 Certificates (after taking into account the payment of the Class
                                    B-1 Principal Distribution Amount on such
                                    Distribution Date) and (ix) the Certificate
                                    Principal Balance of the Class B-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.70% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,100,154.

Class B-3 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Certificate Principal
                                    Balance of the Class B-1 Certificates (after taking into account the payment of the Class
                                    B-1 Principal Distribution Amount on such
                                    Distribution Date), (ix) the Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (x) the Certificate Principal
                                    Balance of the Class B-3 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 93.70% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $7,100,154.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 13
--------------------------------------------------------------------------------

Allocation of Losses:               If on any distribution date, after giving
                                    effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized
                                    Losses is referred to as an "Applied
                                    Realized Loss Amount." In the event Applied
                                    Realized Loss Amounts are allocated to any class of certificates, its Class Certificate
                                    Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate
                                    Balance of any class of certificates,
                                    amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss
                                    Amount for the applicable class of
                                    Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                    Amount for the related distribution date.

Trust Tax Status:                   Portions of the trust will be treated as
                                    multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                    The Offered Certificates will represent
                                    regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:                  The Offered Certificates are expected to be
                                    ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA
                                    Considerations" in the free writing
                                    prospectus supplement and the prospectus supplement for the Morgan Stanley Capital I
                                    Inc. Trust 2006-NC2 transaction.

SMMEA Eligibility:                  It is anticipated that the Class A-1
                                    Certificates will be SMMEA eligible.

Registration Statement and          This term sheet does not contain all
Prospectus:                         information that is required to be included
                                    in a registration statement, or in a base prospectus and prospectus supplement.

                                    The Depositor has filed a registration
                                    statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                    The registration statement referred to above
                                    (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar
                                    /data/762153/000091412105001270/
                                    0000914121-05-001270.txt

Risk Factors:                       PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                    INCLUDED IN THE REGISTRATION STATEMENT AND
                                    IN THE FREE WRITING PROSPECTUS SUPPLEMENT
                                    AND THE PROSPECTUS SUPPLEMENT FOR MORGAN
                                    STANLEY CAPITAL I INC. TRUST 2006-NC2
                                    TRANSACTION REFERRED FOR A DESCRIPTION OF
                                    INFORMATION THAT SHOULD BE CONSIDERED IN
                                    CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                    CERTIFICATES.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 14
--------------------------------------------------------------------------------

Static Pool Information:            Information concerning the sponsor's prior
                                    residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 15
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL


-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    4.98          4.16         3.31          2.39          1.75          1.26          1.01
        First Payment Date         4/25/2006    4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    11/25/2008
        Window                      1 - 178      1 - 150       1 - 120       1 - 88        1 - 68        1 - 55        1 - 32
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.62          1.35         1.08          0.80          0.63          0.52          0.43
        First Payment Date         4/25/2006    4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006
        Expected Final Maturity    9/25/2009    2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.15          3.45         2.73          2.00          1.57          1.27          1.05
        First Payment Date         9/25/2009    2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Expected Final Maturity    3/25/2011    5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Window                      42 - 60      35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.59          6.32         5.02          3.50          2.34          1.88          1.56
        First Payment Date         3/25/2011    5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Expected Final Maturity    4/25/2017    6/25/2015     7/25/2013     8/25/2011     2/25/2009     7/25/2008     2/25/2008
        Window                     60 - 133      50 - 111      40 - 88       28 - 65       22 - 35       18 - 28       15 - 23
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    13.88        11.67         9.32          6.83          5.14          3.05          2.27
        First Payment Date         4/25/2017    6/25/2015     7/25/2013     8/25/2011     2/25/2009     7/25/2008     2/25/2008
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    11/25/2008
        Window                     133 - 178    111 - 150     88 - 120       65 - 88       35 - 68       28 - 55       23 - 32
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.77          8.18         6.51          5.00          4.60          4.57          3.58
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     9/25/2009     3/25/2010    10/25/2010    11/25/2008
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       42 - 88       48 - 68       55 - 55       32 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.77          8.18         6.51          4.96          4.37          4.47          3.74
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     7/25/2009    12/25/2009     6/25/2010    12/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       40 - 88       45 - 68       51 - 55       45 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.77          8.18         6.51          4.93          4.26          4.18          3.74
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     7/25/2009    10/25/2009     2/25/2010    11/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       40 - 88       43 - 68       47 - 55       44 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.77          8.18         6.51          4.91          4.20          4.01          3.61
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     6/25/2009     9/25/2009    12/25/2009     9/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       39 - 88       42 - 68       45 - 55       42 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.77          8.18         6.51          4.91          4.15          3.89          3.46
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     6/25/2009     8/25/2009    10/25/2009     7/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       39 - 88       41 - 68       43 - 55       40 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.77          8.18         6.51          4.89          4.11          3.80          3.34
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     5/25/2009     7/25/2009     9/25/2009     5/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       38 - 88       40 - 68       42 - 55       38 - 45
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.77          8.18         6.51          4.88          4.08          3.72          3.25
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     5/25/2009     6/25/2009     7/25/2009     4/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       38 - 88       39 - 68       40 - 55       37 - 45
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.77          8.18         6.51          4.88          4.06          3.66          3.18
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     4/25/2009     5/25/2009     6/25/2009     3/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       37 - 88       38 - 68       39 - 55       36 - 45
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.77          8.18         6.51          4.86          4.03          3.61          3.12
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     4/25/2009     5/25/2009     6/25/2009     2/25/2009
        Expected Final Maturity    1/25/2021    9/25/2018     3/25/2016     7/25/2013    11/25/2011    10/25/2010    12/25/2009
        Window                     56 - 178      47 - 150     37 - 120       37 - 88       38 - 68       39 - 55       35 - 45
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 16
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY


-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.34          4.49          3.58          2.59          1.91          1.34          1.01
        First Payment Date         4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006
        Expected Final Maturity    1/25/2034     7/25/2031     7/25/2027     3/25/2022     8/25/2018     1/25/2016    11/25/2008
        Window                      1 - 334       1 - 304       1 - 256       1 - 192       1 - 149       1 - 118       1 - 32
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.62          1.35          1.08          0.80          0.63          0.52          0.43
        First Payment Date         4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006
        Expected Final Maturity    9/25/2009     2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Window                      1 - 42        1 - 35        1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.15          3.45          2.73          2.00          1.57          1.27          1.05
        First Payment Date         9/25/2009     2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Expected Final Maturity    3/25/2011     5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Window                      42 - 60       35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.59          6.32          5.02          3.50          2.34          1.88          1.56
        First Payment Date         3/25/2011     5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Expected Final Maturity    4/25/2017     6/25/2015     7/25/2013     8/25/2011     2/25/2009     7/25/2008     2/25/2008
        Window                     60 - 133      50 - 111       40 - 88       28 - 65       22 - 35       18 - 28       15 - 23
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    16.51         14.11         11.39         8.42          6.40          3.77          2.27
        First Payment Date         4/25/2017     6/25/2015     7/25/2013     8/25/2011     2/25/2009     7/25/2008     2/25/2008
        Expected Final Maturity    3/25/2034    11/25/2031    12/25/2027     9/25/2022     2/25/2019     8/25/2016    11/25/2008
        Window                     133 - 336     111 - 308     88 - 261      65 - 198      35 - 155      28 - 125       23 - 32
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.70         9.02          7.21          5.53          5.02          5.73          5.73
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     9/25/2009     3/25/2010     1/25/2011    11/25/2008
        Expected Final Maturity    5/25/2031     6/25/2028     7/25/2024    11/25/2019    11/25/2016    10/25/2014    10/25/2014
        Window                     56 - 302      47 - 267      37 - 220      42 - 164      48 - 128      58 - 103      32 - 103
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.67         8.99          7.18          5.47          4.77          4.82          4.57
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     7/25/2009    12/25/2009     6/25/2010     3/25/2010
        Expected Final Maturity    7/25/2030     7/25/2027     9/25/2023     3/25/2019     5/25/2016     5/25/2014    12/25/2012
        Window                     56 - 292      47 - 256      37 - 210      40 - 156      45 - 122       51 - 98       48 - 81
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.64         8.96          7.16          5.42          4.65          4.48          4.08
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     7/25/2009    10/25/2009     2/25/2010    11/25/2009
        Expected Final Maturity    8/25/2029     8/25/2026    11/25/2022     8/25/2018    11/25/2015    12/25/2013     8/25/2012
        Window                     56 - 281      47 - 245      37 - 200      40 - 149      43 - 116       47 - 93       44 - 77
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.61         8.93          7.13          5.38          4.57          4.30          3.85
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     6/25/2009     9/25/2009    12/25/2009     9/25/2009
        Expected Final Maturity    1/25/2029    12/25/2025     4/25/2022     3/25/2018     7/25/2015     9/25/2013     5/25/2012
        Window                     56 - 274      47 - 237      37 - 193      39 - 144      42 - 112       45 - 90       42 - 74
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.57         8.89          7.10          5.35          4.50          4.16          3.68
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     6/25/2009     8/25/2009    10/25/2009     7/25/2009
        Expected Final Maturity    4/25/2028     4/25/2025     9/25/2021     9/25/2017     2/25/2015     5/25/2013     2/25/2012
        Window                     56 - 265      47 - 229      37 - 186      39 - 138      41 - 107       43 - 86       40 - 71
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.51         8.84          7.05          5.30          4.43          4.05          3.54
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     5/25/2009     7/25/2009     9/25/2009     5/25/2009
        Expected Final Maturity    6/25/2027     6/25/2024     1/25/2021     2/25/2017     9/25/2014     1/25/2013    10/25/2011
        Window                     56 - 255      47 - 219      37 - 178      38 - 131      40 - 102       42 - 82       38 - 67
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.43         8.76          6.99          5.24          4.36          3.94          3.43
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     5/25/2009     6/25/2009     7/25/2009     4/25/2009
        Expected Final Maturity    6/25/2026     7/25/2023     3/25/2020     7/25/2016     4/25/2014     9/25/2012     7/25/2011
        Window                     56 - 243      47 - 208      37 - 168      38 - 124       39 - 97       40 - 78       37 - 64
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.31         8.65          6.89          5.17          4.28          3.83          3.32
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     4/25/2009     5/25/2009     6/25/2009     3/25/2009
        Expected Final Maturity    3/25/2025     6/25/2022     4/25/2019    11/25/2015     9/25/2013     3/25/2012     2/25/2011
        Window                     56 - 228      47 - 195      37 - 157      37 - 116       38 - 90       39 - 72       36 - 59
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.13         8.50          6.76          5.06          4.18          3.73          3.22
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     4/25/2009     5/25/2009     6/25/2009     2/25/2009
        Expected Final Maturity   12/25/2023     4/25/2021     4/25/2018     2/25/2015     2/25/2013     9/25/2011    10/25/2010
        Window                     56 - 213      47 - 181      37 - 145      37 - 107       38 - 83       39 - 66       35 - 55
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 17
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

----------------------------------------------------------------------------
         CPR (%)                      20              25              30
----------------------------------------------------------------------------
  A-1    WAL (yrs)                   3.31            2.57            2.02
         First Payment Date        4/25/2006       4/25/2006       4/25/2006
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                     1 - 120         1 - 94          1 - 76
----------------------------------------------------------------------------
  A-2a   WAL (yrs)                   1.04            0.82            0.67
         First Payment Date        4/25/2006       4/25/2006       4/25/2006
         Expected Final Maturity   6/25/2008      12/25/2007       8/25/2007
         Window                     1 - 27          1 - 21          1 - 17
----------------------------------------------------------------------------
  A-2b   WAL (yrs)                   2.69            2.10            1.71
         First Payment Date        6/25/2008      12/25/2007       8/25/2007
         Expected Final Maturity   6/25/2009       9/25/2008       3/25/2008
         Window                     27 - 39         21 - 30         17 - 24
----------------------------------------------------------------------------
  A-2c   WAL (yrs)                   4.98            3.79            2.78
         First Payment Date        6/25/2009       9/25/2008       3/25/2008
         Expected Final Maturity   7/25/2013      12/25/2011      11/25/2010
         Window                     39 - 88         30 - 69         24 - 56
----------------------------------------------------------------------------
  A-2d   WAL (yrs)                   9.30            7.29            5.90
         First Payment Date        7/25/2013      12/25/2011      11/25/2010
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    88 - 120         69 - 94         56 - 76
----------------------------------------------------------------------------
  M-1    WAL (yrs)                   6.51            5.24            4.68
         First Payment Date        4/25/2009       8/25/2009      12/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         41 - 94         45 - 76
----------------------------------------------------------------------------
  M-2    WAL (yrs)                   6.51            5.21            4.56
         First Payment Date        4/25/2009       7/25/2009      10/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         40 - 94         43 - 76
----------------------------------------------------------------------------
  M-3    WAL (yrs)                   6.51            5.20            4.50
         First Payment Date        4/25/2009       6/25/2009       8/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         39 - 94         41 - 76
----------------------------------------------------------------------------
  M-4    WAL (yrs)                   6.51            5.19            4.46
         First Payment Date        4/25/2009       6/25/2009       8/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         39 - 94         41 - 76
----------------------------------------------------------------------------
  M-5    WAL (yrs)                   6.51            5.18            4.43
         First Payment Date        4/25/2009       5/25/2009       7/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         38 - 94         40 - 76
----------------------------------------------------------------------------
  M-6    WAL (yrs)                   6.51            5.17            4.40
         First Payment Date        4/25/2009       5/25/2009       6/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         38 - 94         39 - 76
----------------------------------------------------------------------------
  B-1    WAL (yrs)                   6.51            5.17            4.39
         First Payment Date        4/25/2009       5/25/2009       5/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         38 - 94         38 - 76
----------------------------------------------------------------------------
  B-2    WAL (yrs)                   6.51            5.16            4.36
         First Payment Date        4/25/2009       4/25/2009       5/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         37 - 94         38 - 76
----------------------------------------------------------------------------
  B-3    WAL (yrs)                   6.51            5.16            4.36
         First Payment Date        4/25/2009       4/25/2009       5/25/2009
         Expected Final Maturity   3/25/2016       1/25/2014       7/25/2012
         Window                    37 - 120         37 - 94         38 - 76
----------------------------------------------------------------------------

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 18
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

-----------------------------------------------------------------------------
         CPR (%)                       20              25              30
-----------------------------------------------------------------------------
  A-1    WAL (yrs)                    3.60            2.80            2.21
         First Payment Date         4/25/2006       4/25/2006       4/25/2006
         Expected Final Maturity    1/25/2028      10/25/2023       8/25/2020
         Window                      1 - 262         1 - 211         1 - 173
-----------------------------------------------------------------------------
 A-2a    WAL (yrs)                    1.04            0.82            0.67
         First Payment Date         4/25/2006       4/25/2006       4/25/2006
         Expected Final Maturity    6/25/2008      12/25/2007       8/25/2007
         Window                      1 - 27          1 - 21          1 - 17
-----------------------------------------------------------------------------
  A-2b   WAL (yrs)                    2.69            2.10            1.71
         First Payment Date         6/25/2008      12/25/2007       8/25/2007
         Expected Final Maturity    6/25/2009       9/25/2008       3/25/2008
         Window                      27 - 39         21 - 30         17 - 24
-----------------------------------------------------------------------------
  A-2c   WAL (yrs)                    4.98            3.79            2.78
         First Payment Date         6/25/2009       9/25/2008       3/25/2008
         Expected Final Maturity    7/25/2013      12/25/2011      11/25/2010
         Window                      39 - 88         30 - 69         24 - 56
-----------------------------------------------------------------------------
  A-2d   WAL (yrs)                    11.32           8.93            7.27
         First Payment Date         7/25/2013      12/25/2011      11/25/2010
         Expected Final Maturity   12/25/2027      10/25/2023       8/25/2020
         Window                     88 - 261        69 - 211        56 - 173
-----------------------------------------------------------------------------
  M-1    WAL (yrs)                    7.21            5.81            5.16
         First Payment Date         4/25/2009       8/25/2009      12/25/2009
         Expected Final Maturity    7/25/2024      10/25/2020       2/25/2018
         Window                     37 - 220        41 - 175        45 - 143
-----------------------------------------------------------------------------
  M-2    WAL (yrs)                    7.18            5.76            5.02
         First Payment Date         4/25/2009       7/25/2009      10/25/2009
         Expected Final Maturity    9/25/2023       2/25/2020       7/25/2017
         Window                     37 - 210        40 - 167        43 - 136
-----------------------------------------------------------------------------
  M-3    WAL (yrs)                    7.16            5.72            4.94
         First Payment Date         4/25/2009       6/25/2009       8/25/2009
         Expected Final Maturity   12/25/2022       6/25/2019       1/25/2017
         Window                     37 - 201        39 - 159        41 - 130
-----------------------------------------------------------------------------
  M-4    WAL (yrs)                    7.13            5.70            4.88
         First Payment Date         4/25/2009       6/25/2009       8/25/2009
         Expected Final Maturity    5/25/2022       1/25/2019       8/25/2016
         Window                     37 - 194        39 - 154        41 - 125
-----------------------------------------------------------------------------
  M-5    WAL (yrs)                    7.10            5.66            4.83
         First Payment Date         4/25/2009       5/25/2009       7/25/2009
         Expected Final Maturity    9/25/2021       7/25/2018       3/25/2016
         Window                     37 - 186        38 - 148        40 - 120
-----------------------------------------------------------------------------
  M-6    WAL (yrs)                    7.05            5.62            4.77
         First Payment Date         4/25/2009       5/25/2009       6/25/2009
         Expected Final Maturity    1/25/2021      12/25/2017      10/25/2015
         Window                     37 - 178        38 - 141        39 - 115
-----------------------------------------------------------------------------
  B-1    WAL (yrs)                    6.98            5.56            4.71
         First Payment Date         4/25/2009       5/25/2009       5/25/2009
         Expected Final Maturity    4/25/2020       4/25/2017       3/25/2015
         Window                     37 - 169        38 - 133        38 - 108
-----------------------------------------------------------------------------
  B-2    WAL (yrs)                    6.89            5.47            4.62
         First Payment Date         4/25/2009       4/25/2009       5/25/2009
         Expected Final Maturity    4/25/2019       7/25/2016       8/25/2014
         Window                     37 - 157        37 - 124        38 - 101
-----------------------------------------------------------------------------
  B-3    WAL (yrs)                    6.76            5.37            4.54
         First Payment Date         4/25/2009       4/25/2009       5/25/2009
         Expected Final Maturity    4/25/2018       9/25/2015      12/25/2013
         Window                     37 - 145        37 - 114         38 - 93
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 19
--------------------------------------------------------------------------------

                      Senior Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap(%)   A-2a Cap(%)   A-2b Cap(%)   A-2c Cap(%)   A-2d Cap(%)
------   ----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

   0          -             -             -             -             -
   1        20.18         20.08         20.13         20.19         20.29
   2        20.18         20.08         20.13         20.19         20.29
   3        20.18         20.08         20.13         20.19         20.29
   4        20.18         20.08         20.13         20.19         20.29
   5        20.18         20.08         20.13         20.19         20.29
   6        20.18         20.08         20.13         20.19         20.29
   7        20.18         20.08         20.13         20.19         20.29
   8        20.18         20.08         20.13         20.19         20.29
   9        20.18         20.08         20.13         20.19         20.29
   10       20.18         20.08         20.13         20.19         20.29
   11       20.18         20.08         20.13         20.19         20.29
   12       20.18         20.08         20.13         20.19         20.29
   13       20.04         20.03         20.03         20.03         20.03
   14       19.98         19.97         19.97         19.97         19.97
   15       19.68         19.68         19.68         19.68         19.68
   16       19.64         19.63         19.63         19.63         19.63
   17       19.35         19.34         19.34         19.34         19.34
   18       19.19         19.18         19.18         19.18         19.18
   19       19.17         19.16         19.16         19.16         19.16
   20       18.88         18.88         18.88         18.88         18.88
   21       18.77           -           18.78         18.78         18.78
   22       11.97           -           11.96         11.96         11.96
   23       11.96           -           11.95         11.95         11.95
   24       12.50           -           12.49         12.49         12.49
   25       11.96           -           11.95         11.95         11.95
   26       12.23           -           12.22         12.22         12.22
   27       11.99           -           11.99         11.99         11.99
   28       13.41           -           13.40         13.40         13.40
   29       13.12           -             -           13.11         13.11
   30       13.14           -             -           13.13         13.13
   31       13.47           -             -           13.46         13.46
   32       13.18           -             -           13.17         13.17
   33       13.53           -             -           13.52         13.52
   34       13.97           -             -           13.94         13.94
   35       14.02           -             -           14.00         14.00
   36       15.26           -             -           15.24         15.24
   37       59.14           -             -           59.11         59.11
   38       17.90           -             -           17.88         17.88
   39       17.29           -             -           17.27         17.27
   40       18.85           -             -           18.81         18.81
   41       18.18           -             -           18.14         18.14
   42       18.03           -             -           17.99         17.99
   43       18.39           -             -           18.35         18.35
   44       17.75           -             -           17.71         17.71

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 20

                      Senior Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap(%)   A-2a Cap(%)   A-2b Cap(%)   A-2c Cap(%)   A-2d Cap(%)
------   ----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

   45       18.18           -             -           18.14         18.14
   46       18.47           -             -           18.42         18.42
   47       18.45           -             -           18.39         18.39
   48       20.11           -             -           20.05         20.05
   49       18.40           -             -           18.34         18.34
   50       18.90           -             -           18.84         18.84
   51       18.35           -             -           18.30         18.30
   52       18.95           -             -           18.89         18.89
   53       18.40           -             -           18.34         18.34
   54       18.38           -             -           18.31         18.31
   55       18.88           -             -           18.81         18.81
   56       16.44           -             -           16.37         16.37
   57       16.98           -             -           16.91         16.91
   58       16.50           -             -           16.42         16.42
   59       16.49           -             -           16.42         16.42
   60       18.25           -             -           18.17         18.17
   61       16.48           -             -           16.40         16.40
   62       17.02           -             -           16.94         16.94
   63       16.46           -             -           16.39         16.39
   64       17.01           -             -           16.93         16.93
   65       16.45           -             -           16.38         16.38
   66       16.44           -             -             -           16.37
   67       16.98           -             -             -           16.91
   68       16.43           -             -             -           16.36
   69       16.97           -             -             -           16.90
   70       16.42           -             -             -           16.35
   71       16.41           -             -             -           16.34
   72       17.54           -             -             -           17.46
   73       16.40           -             -             -           16.33
   74       16.94           -             -             -           16.86
   75       16.38           -             -             -           16.31
   76       16.92           -             -             -           16.85
   77       16.37           -             -             -           16.30
   78       16.36           -             -             -           16.29
   79       16.90           -             -             -           16.83
   80       16.35           -             -             -           16.28
   81       16.89           -             -             -           16.82
   82       16.34           -             -             -           16.27
   83       16.33           -             -             -           16.26
   84       18.07           -             -             -           18.00
   85       16.32           -             -             -           16.25
   86       16.86           -             -             -           16.78
   87       16.31           -             -             -           16.23
   88       16.84           -             -             -           16.77
   89       16.29           -             -             -           16.22

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 21

                      Senior Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap(%)   A-2a Cap(%)   A-2b Cap(%)   A-2c Cap(%)   A-2d Cap(%)
------   ----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

   90       16.29           -             -             -           16.22
   91       16.82           -             -             -           16.75
   92       16.27           -             -             -           16.20
   93       16.81           -             -             -           16.74
   94       16.26           -             -             -           16.19
   95       16.25           -             -             -           16.18
   96       17.99           -             -             -           17.91
   97       14.21           -             -             -           14.14
   98       13.55           -             -             -           13.48
   99       13.14           -             -             -           13.07
  100       13.61           -             -             -           13.53
  101       13.20           -             -             -           13.13
  102       13.23           -             -             -           13.15
  103       13.70           -             -             -           13.62
  104       13.29           -             -             -           13.22
  105       13.76           -             -             -           13.69
  106       13.35           -             -             -           13.28
  107       13.39           -             -             -           13.32
  108       14.86           -             -             -           14.78
  109       13.46           -             -             -           13.39
  110       13.95           -             -             -           13.87
  111       13.53           -             -             -           13.46
  112       14.03           -             -             -           13.95
  113       13.61           -             -             -           13.54
  114       13.66           -             -             -           13.59
  115       14.16           -             -             -           14.09
  116       13.75           -             -             -           13.68
  117       14.25           -             -             -           14.18
  118       13.84           -             -             -           13.77
  119       13.89           -             -             -           13.82
  120       14.90           -             -             -           14.83
  121       13.99           -             -             -           13.92
  122       14.51           -             -             -           14.44
  123       14.10           -             -             -           14.03
  124       14.63           -             -             -           14.56
  125       14.22           -             -             -           14.15
  126       14.28           -             -             -           14.21
  127       14.82           -             -             -           14.75
  128       14.40           -             -             -           14.33
  129       14.95           -             -             -           14.88
  130       14.54           -             -             -           14.47
  131       14.61           -             -             -           14.54
  132       16.25           -             -             -           16.18
  133       14.75           -             -             -           14.68
  134       15.32           -             -             -           15.25

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 22

                      Senior Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap(%)   A-2a Cap(%)   A-2b Cap(%)   A-2c Cap(%)   A-2d Cap(%)
------   ----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

  135       14.91           -             -             -           14.84
  136       15.49           -             -             -           15.42
  137       15.07           -             -             -           15.00
  138       15.16           -             -             -           15.09
  139       15.75           -             -             -           15.68
  140       15.33           -             -             -           15.27
  141       15.94           -             -             -           15.87
  142       15.52           -             -             -           15.45
  143       15.62           -             -             -           15.55
  144       17.41           -             -             -           17.33
  145       15.83           -             -             -           15.76
  146       16.46           -             -             -           16.39
  147       16.04           -             -             -           15.98
  148       16.69           -             -             -           16.62
  149       16.27           -             -             -           16.20
  150       16.39           -             -             -           16.32
  151       17.07           -             -             -           17.00
  152       16.64           -             -             -           16.58
  153       17.33           -             -             -           17.26
  154       16.91           -             -             -           16.84
  155       17.04           -             -             -           16.98
  156       19.03           -             -             -           18.95
  157       17.33           -             -             -           17.27
  158       18.06           -             -             -           18.00
  159       17.64           -             -             -           17.57
  160       18.39           -             -             -           18.32
  161       17.96           -             -             -           17.89
  162       18.13           -             -             -           18.06
  163       18.91           -             -             -           18.84
  164       18.48           -             -             -           18.41
  165       19.28           -             -             -           19.21
  166       18.86           -             -             -           18.80
  167       19.20           -             -             -           19.13
  168       20.90           -             -             -           20.83
  169       19.93           -             -             -           19.86
  170       21.01           -             -             -           20.94
  171       20.77           -             -             -           20.70
  172       21.94           -             -             -           21.88
  173       21.74           -             -             -           21.68
  174       22.28           -             -             -           22.22
  175       23.64           -             -             -           23.57
  176       23.52           -             -             -           23.45
  177       25.02           -             -             -           24.96
  178       24.98           -             -             -           24.92
  179       25.82           -             -             -           25.75

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 23

                      Senior Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap(%)   A-2a Cap(%)   A-2b Cap(%)   A-2c Cap(%)   A-2d Cap(%)
------   ----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

  180       29.60           -             -             -           29.53
  181       27.76           -             -             -           27.69
  182       29.85           -             -             -           29.79
  183       30.16           -             -             -           30.10
  184       32.64           -             -             -           32.58
  185       33.21           -             -             -           33.14
  186       35.06           -             -             -           35.00
  187       38.44           -             -             -           38.37
  188       39.69           -             -             -           39.62
  189       44.05           -             -             -           43.98
  190       46.14           -             -             -           46.08
  191       50.43           -             -             -           50.37
  192       61.75           -             -             -           61.68
  193       62.59           -             -             -           62.53
  194       74.01           -             -             -           73.94
  195         -             -             -             -           84.05
  196         -             -             -             -          105.87
  197         -             -             -             -          132.30
  198         -             -             -             -          188.99
  199         -             -             -             -          349.56
  200         -             -             -             -             *
  201         -             -             -             -             -


* In Period 200 the Class A-2d has a beginning balance of approximately $44,184 and is paid approximately $219,109 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 24


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   M-6 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360

  0           -           -            -             -            -           -            -             -           -
  1         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  2         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  3         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  4         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  5         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  6         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  7         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  8         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  9         20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  10        20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  11        20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  12        20.37       20.39        20.41         20.52        20.55       20.66        21.20         21.40       22.25
  13        19.62       19.62        19.62         19.62        19.62       19.62        19.62         19.62       19.62
  14        19.53       19.53        19.53         19.53        19.53       19.53        19.53         19.53       19.53
  15        19.24       19.24        19.24         19.24        19.24       19.24        19.24         19.24       19.24
  16        19.16       19.16        19.16         19.16        19.16       19.16        19.16         19.16       19.16
  17        18.87       18.87        18.87         18.87        18.87       18.87        18.87         18.87       18.87
  18        18.69       18.69        18.69         18.69        18.69       18.69        18.69         18.69       18.69
  19        18.63       18.63        18.63         18.63        18.63       18.63        18.63         18.63       18.63
  20        18.34       18.34        18.34         18.34        18.34       18.34        18.34         18.34       18.34
  21        18.20       18.20        18.20         18.20        18.20       18.20        18.20         18.20       18.20
  22        11.30       11.30        11.30         11.30        11.30       11.30        11.30         11.30       11.30
  23        11.26       11.26        11.26         11.26        11.26       11.26        11.26         11.26       11.26
  24        11.72       11.72        11.72         11.72        11.72       11.72        11.72         11.72       11.72
  25        11.21       11.21        11.21         11.21        11.21       11.21        11.21         11.21       11.21
  26        11.42       11.42        11.42         11.42        11.42       11.42        11.42         11.42       11.42
  27        11.17       11.17        11.17         11.17        11.17       11.17        11.17         11.17       11.17
  28        12.41       12.41        12.41         12.41        12.41       12.41        12.41         12.41       12.41
  29        12.11       12.11        12.11         12.11        12.11       12.11        12.11         12.11       12.11
  30        12.08       12.08        12.08         12.08        12.08       12.08        12.08         12.08       12.08
  31        12.33       12.33        12.33         12.33        12.33       12.33        12.33         12.33       12.33
  32        12.03       12.03        12.03         12.03        12.03       12.03        12.03         12.03       12.03
  33        12.27       12.27        12.27         12.27        12.27       12.27        12.27         12.27       12.27
  34        12.53       12.53        12.53         12.53        12.53       12.53        12.53         12.53       12.53
  35        12.52       12.52        12.52         12.52        12.52       12.52        12.52         12.52       12.52
  36        13.51       13.51        13.51         13.51        13.51       13.51        13.51         13.51       13.51
  37        12.48       12.48        12.48         12.48        12.48       12.48        12.48         12.48       12.48
  38        12.73       12.73        12.73         12.73        12.73       12.73        12.73         12.73       12.73
  39        12.41       12.41        12.41         12.41        12.41       12.41        12.41         12.41       12.41
  40        13.81       13.81        13.81         13.81        13.81       13.81        13.81         13.81       13.81
  41        13.43       13.43        13.43         13.43        13.43       13.43        13.43         13.43       13.43
  42        13.41       13.41        13.41         13.41        13.41       13.41        13.41         13.41       13.41
  43        13.74       13.74        13.74         13.74        13.74       13.74        13.74         13.74       13.74
  44        13.36       13.36        13.36         13.36        13.36       13.36        13.36         13.36       13.36
  45        13.71       13.71        13.71         13.71        13.71       13.71        13.71         13.71       13.71


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 25


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   M-6 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360

  46        14.06       14.06        14.06         14.06        14.06       14.06        14.06         14.06       14.06
  47        14.04       14.04        14.04         14.04        14.04       14.04        14.04         14.04       14.04
  48        15.23       15.23        15.23         15.23        15.23       15.23        15.23         15.23       15.23
  49        13.99       13.99        13.99         13.99        13.99       13.99        13.99         13.99       13.99
  50        14.35       14.35        14.35         14.35        14.35       14.35        14.35         14.35       14.35
  51        13.95       13.95        13.95         13.95        13.95       13.95        13.95         13.95       13.95
  52        14.39       14.39        14.39         14.39        14.39       14.39        14.39         14.39       14.39
  53        13.98       13.98        13.98         13.98        13.98       13.98        13.98         13.98       13.98
  54        13.96       13.96        13.96         13.96        13.96       13.96        13.96         13.96       13.96
  55        14.32       14.32        14.32         14.32        14.32       14.32        14.32         14.32       14.32
  56        12.02       12.02        12.02         12.02        12.02       12.02        12.02         12.02       12.02
  57        12.42       12.42        12.42         12.42        12.42       12.42        12.42         12.42       12.42
  58        12.07       12.07        12.07         12.07        12.07       12.07        12.07         12.07       12.07
  59        12.06       12.06        12.06         12.06        12.06       12.06        12.06         12.06       12.06
  60        13.35       13.35        13.35         13.35        13.35       13.35        13.35         13.35       13.35
  61        12.05       12.05        12.05         12.05        12.05       12.05        12.05         12.05       12.05
  62        12.44       12.44        12.44         12.44        12.44       12.44        12.44         12.44       12.44
  63        12.04       12.04        12.04         12.04        12.04       12.04        12.04         12.04       12.04
  64        12.43       12.43        12.43         12.43        12.43       12.43        12.43         12.43       12.43
  65        12.02       12.02        12.02         12.02        12.02       12.02        12.02         12.02       12.02
  66        12.02       12.02        12.02         12.02        12.02       12.02        12.02         12.02       12.02
  67        12.41       12.41        12.41         12.41        12.41       12.41        12.41         12.41       12.41
  68        12.01       12.01        12.01         12.01        12.01       12.01        12.01         12.01       12.01
  69        12.40       12.40        12.40         12.40        12.40       12.40        12.40         12.40       12.40
  70        11.99       11.99        11.99         11.99        11.99       11.99        11.99         11.99       11.99
  71        11.99       11.99        11.99         11.99        11.99       11.99        11.99         11.99       11.99
  72        12.81       12.81        12.81         12.81        12.81       12.81        12.81         12.81       12.81
  73        11.98       11.98        11.98         11.98        11.98       11.98        11.98         11.98       11.98
  74        12.37       12.37        12.37         12.37        12.37       12.37        12.37         12.37       12.37
  75        11.96       11.96        11.96         11.96        11.96       11.96        11.96         11.96       11.96
  76        12.36       12.36        12.36         12.36        12.36       12.36        12.36         12.36       12.36
  77        11.95       11.95        11.95         11.95        11.95       11.95        11.95         11.95       11.95
  78        11.95       11.95        11.95         11.95        11.95       11.95        11.95         11.95       11.95
  79        12.34       12.34        12.34         12.34        12.34       12.34        12.34         12.34       12.34
  80        11.93       11.93        11.93         11.93        11.93       11.93        11.93         11.93       11.93
  81        12.32       12.32        12.32         12.32        12.32       12.32        12.32         12.32       12.32
  82        11.92       11.92        11.92         11.92        11.92       11.92        11.92         11.92       11.92
  83        11.91       11.91        11.91         11.91        11.91       11.91        11.91         11.91       11.91
  84        13.18       13.18        13.18         13.18        13.18       13.18        13.18         13.18       13.18
  85        11.90       11.90        11.90         11.90        11.90       11.90        11.90         11.90       11.90
  86        12.29       12.29        12.29         12.29        12.29       12.29        12.29         12.29       12.29
  87        11.89       11.89        11.89         11.89        11.89       11.89        11.89         11.89       11.89
  88        12.28       12.28        12.28         12.28        12.28       12.28        12.28         12.28       12.28
  89        11.88       11.88        11.88         11.88        11.88       11.88        11.88         11.88       11.88
  90        11.87       11.87        11.87         11.87        11.87       11.87        11.87         11.87       11.87
  91        12.26       12.26        12.26         12.26        12.26       12.26        12.26         12.26       12.26
  92        11.86       11.86        11.86         11.86        11.86       11.86        11.86         11.86       11.86


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 26


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   M-6 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360

  93        12.25       12.25        12.25         12.25        12.25       12.25        12.25         12.25       12.25
  94        11.85       11.85        11.85         11.85        11.85       11.85        11.85         11.85       11.85
  95        11.84       11.84        11.84         11.84        11.84       11.84        11.84         11.84       11.84
  96        13.10       13.10        13.10         13.10        13.10       13.10        13.10         13.10       13.10
  97        11.83       11.83        11.83         11.83        11.83       11.83        11.83         11.83       11.83
  98        12.22       12.22        12.22         12.22        12.22       12.22        12.22         12.22       12.22
  99        11.82       11.82        11.82         11.82        11.82       11.82        11.82         11.82       11.82
 100        12.20       12.20        12.20         12.20        12.20       12.20        12.20         12.20       12.20
 101        11.80       11.80        11.80         11.80        11.80       11.80        11.80         11.80       11.80
 102        11.80       11.80        11.80         11.80        11.80       11.80        11.80         11.80       11.80
 103        12.18       12.18        12.18         12.18        12.18       12.18        12.18         12.18       12.18
 104        11.79       11.79        11.79         11.79        11.79       11.79        11.79         11.79       11.79
 105        12.17       12.17        12.17         12.17        12.17       12.17        12.17         12.17       12.17
 106        11.77       11.77        11.77         11.77        11.77       11.77        11.77         11.77       11.77
 107        11.77       11.77        11.77         11.77        11.77       11.77        11.77         11.77       11.77
 108        13.02       13.02        13.02         13.02        13.02       13.02        13.02         13.02         -
 109        11.75       11.75        11.75         11.75        11.75       11.75        11.75         11.75         -
 110        12.14       12.14        12.14         12.14        12.14       12.14        12.14         12.14         -
 111        11.74       11.74        11.74         11.74        11.74       11.74        11.74         11.74         -
 112        12.13       12.13        12.13         12.13        12.13       12.13        12.13         12.13         -
 113        11.73       11.73        11.73         11.73        11.73       11.73        11.73         11.73         -
 114        11.72       11.72        11.72         11.72        11.72       11.72        11.72         11.72         -
 115        12.11       12.11        12.11         12.11        12.11       12.11        12.11         12.11         -
 116        11.71       11.71        11.71         11.71        11.71       11.71        11.71         11.71         -
 117        12.10       12.10        12.10         12.10        12.10       12.10        12.10           -           -
 118        11.70       11.70        11.70         11.70        11.70       11.70        11.70           -           -
 119        11.69       11.69        11.69         11.69        11.69       11.69        11.69           -           -
 120        12.49       12.49        12.49         12.49        12.49       12.49        12.49           -           -
 121        11.68       11.68        11.68         11.68        11.68       11.68        11.68           -           -
 122        12.06       12.06        12.06         12.06        12.06       12.06        12.06           -           -
 123        11.67       11.67        11.67         11.67        11.67       11.67        11.67           -           -
 124        12.05       12.05        12.05         12.05        12.05       12.05        12.05           -           -
 125        11.66       11.66        11.66         11.66        11.66       11.66        11.66           -           -
 126        11.65       11.65        11.65         11.65        11.65       11.65          -             -           -
 127        12.03       12.03        12.03         12.03        12.03       12.03          -             -           -
 128        11.64       11.64        11.64         11.64        11.64       11.64          -             -           -
 129        12.02       12.02        12.02         12.02        12.02       12.02          -             -           -
 130        11.63       11.63        11.63         11.63        11.63       11.63          -             -           -
 131        11.62       11.62        11.62         11.62        11.62       11.62          -             -           -
 132        12.86       12.86        12.86         12.86        12.86       12.86          -             -           -
 133        11.61       11.61        11.61         11.61        11.61         -            -             -           -
 134        11.99       11.99        11.99         11.99        11.99         -            -             -           -
 135        11.60       11.60        11.60         11.60        11.60         -            -             -           -
 136        11.98       11.98        11.98         11.98        11.98         -            -             -           -
 137        11.58       11.58        11.58         11.58        11.58         -            -             -           -
 138        11.58       11.58        11.58         11.58        11.58         -            -             -           -
 139        11.96       11.96        11.96         11.96        11.96         -            -             -           -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 27


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   M-6 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360

 140        11.57       11.57        11.57         11.57          -           -            -             -           -
 141        11.95       11.95        11.95         11.95          -           -            -             -           -
 142        11.55       11.55        11.55         11.55          -           -            -             -           -
 143        11.55       11.55        11.55         11.55          -           -            -             -           -
 144        12.78       12.78        12.78         12.78          -           -            -             -           -
 145        11.54       11.54        11.54           -            -           -            -             -           -
 146        11.92       11.92        11.92           -            -           -            -             -           -
 147        11.53       11.53        11.53           -            -           -            -             -           -
 148        11.90       11.90        11.90           -            -           -            -             -           -
 149        11.51       11.51        11.51           -            -           -            -             -           -
 150        11.51       11.51        11.51           -            -           -            -             -           -
 151        11.88       11.88          -             -            -           -            -             -           -
 152        11.50       11.50          -             -            -           -            -             -           -
 153        11.87       11.87          -             -            -           -            -             -           -
 154        11.48       11.48          -             -            -           -            -             -           -
 155        11.48       11.48          -             -            -           -            -             -           -
 156        12.70       12.70          -             -            -           -            -             -           -
 157        11.47       11.47          -             -            -           -            -             -           -
 158        11.84         -            -             -            -           -            -             -           -
 159        11.46         -            -             -            -           -            -             -           -
 160        11.83         -            -             -            -           -            -             -           -
 161        11.44         -            -             -            -           -            -             -           -
 162        11.44         -            -             -            -           -            -             -           -
 163        11.81         -            -             -            -           -            -             -           -
 164        11.43         -            -             -            -           -            -             -           -
 165        11.80         -            -             -            -           -            -             -           -
 166          -           -            -             -            -           -            -             -           -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 28

Interest Rate Swap Schedule

Swap Rate: 5.00%

Period   Start Accrual   End Accrual     Swap Notional
------   -------------   -----------   ----------------
  1         3/30/2006      4/25/2006   1,359,679,559.69
  2         4/25/2006      5/25/2006   1,304,181,910.07
  3         5/25/2006      6/25/2006   1,254,004,527.71
  4         6/25/2006      7/25/2006   1,205,476,824.18
  5         7/25/2006      8/25/2006   1,158,516,408.03
  6         8/25/2006      9/25/2006   1,113,047,338.08
  7         9/25/2006     10/25/2006   1,068,999,908.47
  8        10/25/2006     11/25/2006   1,026,310,422.75
  9        11/25/2006     12/25/2006     984,920,956.53
  10       12/25/2006      1/25/2007     944,780,394.15
  11        1/25/2007      2/25/2007     905,841,484.06
  12        2/25/2007      3/25/2007     868,061,959.28
  13        3/25/2007      4/25/2007     831,405,432.77
  14        4/25/2007      5/25/2007     796,012,162.08
  15        5/25/2007      6/25/2007     762,135,953.01
  16        6/25/2007      7/25/2007     729,711,372.36
  17        7/25/2007      8/25/2007     698,675,824.67
  18        8/25/2007      9/25/2007     668,969,426.34
  19        9/25/2007     10/25/2007     640,534,891.89
  20       10/25/2007     11/25/2007     613,317,448.16
  21       11/25/2007     12/25/2007     581,292,707.40
  22       12/25/2007      1/25/2008     164,009,736.78
  23        1/25/2008      2/25/2008     157,626,243.67
  24        2/25/2008      3/25/2008     151,892,469.37
  25        3/25/2008      4/25/2008     146,367,461.07
  26        4/25/2008      5/25/2008     141,043,589.74
  27        5/25/2008      6/25/2008     135,913,515.06
  28        6/25/2008      7/25/2008     130,970,139.96
  29        7/25/2008      8/25/2008     126,205,243.27
  30        8/25/2008      9/25/2008     121,613,806.36
  31        9/25/2008     10/25/2008     117,189,496.37
  32       10/25/2008     11/25/2008     112,772,311.97
  33       11/25/2008     12/25/2008     107,967,003.92
  34       12/25/2008      1/25/2009      85,240,659.76
  35        1/25/2009      2/25/2009      82,303,106.96
  36        2/25/2009      3/25/2009      79,465,169.24
  37        3/25/2009      4/25/2009      76,723,532.69
  38        4/25/2009      5/25/2009      74,074,990.81
  39        5/25/2009      6/25/2009      71,516,441.57
  40        6/25/2009      7/25/2009      69,044,881.49
  41        7/25/2009      8/25/2009      66,657,369.41
  42        8/25/2009      9/25/2009      64,351,139.71
  43        9/25/2009     10/25/2009      62,123,474.93
  44       10/25/2009     11/25/2009      59,971,746.36
  45       11/25/2009     12/25/2009      57,893,411.27
  46       12/25/2009      1/25/2010      55,886,009.42
  47        1/25/2010      2/25/2010      53,947,156.93
  48        2/25/2010      3/25/2010      52,074,559.26
  49        3/25/2010      4/25/2010      50,265,991.11
  50        4/25/2010      5/25/2010      48,519,300.30
  51        5/25/2010      6/25/2010      46,832,405.49
  52        6/25/2010      7/25/2010      45,203,293.88
  53        7/25/2010      8/25/2010      43,630,019.48
  54        8/25/2010      9/25/2010      42,110,699.94
  55        9/25/2010     10/25/2010      40,643,514.83
  56       10/25/2010     11/25/2010            -

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 29

                              TERM SHEET DISCLAIMER

This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent financial advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(C) 2005 Morgan Stanley
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     Page 30